Exhibit 99.1

Press Contact:	Investor Relations Contact:
Robyn Blum	Marilyn Mora
Cisco	Cisco
1 (408) 930-8548	1 (408) 527-7452
rojenkin@cisco.com	marilmor@cisco.com

CISCO REPORTS THIRD QUARTER EARNINGS

News Summary:

•	$12.8 billion in revenue, flat year over year; GAAP EPS $0.73, up 7% year over year, and Non-GAAP EPS $0.87, up 5% year over year

•	Solid demand with product order growth up 8% year over year

•	Progress on business model transformation with total Annualized Recurring Revenue (ARR) at $22.4 billion in the third quarter of fiscal 2022, up 11% year over year

•	Q3 Results:

•	Revenue: $12.8 billion

•	Flat year over year

•	Earnings per Share: GAAP: $0.73; Non-GAAP: $0.87

•	GAAP EPS increased 7% year over year

•	Non-GAAP EPS increased 5% year over year

•	Q4 Guidance:

•	Revenue: (1)% to (5.5)% decline year over year

•	Earnings per Share: GAAP: $0.60 to $0.70; Non-GAAP: $0.76 to $0.84

•	FY 2022 Guidance:

•	Revenue: 2% to 3% growth year over year

•	Earnings per Share: GAAP: $2.75 to $2.85; Non-GAAP: $3.29 to $3.37

SAN JOSE, Calif. — May 18, 2022 — Cisco today reported third quarter results for the period ended April 30, 2022. Cisco reported third quarter revenue of $12.8 billion, net income on a generally accepted accounting principles (GAAP) basis of $3.0 billion or $0.73 per share, and non-GAAP net income of $3.6 billion or $0.87 per share.

“We continued to see solid demand for our technologies and our business transformation is progressing well,” said Chuck Robbins, chair and CEO of Cisco. “While Covid lockdowns in China and the war in Ukraine impacted our revenue in the quarter, the fundamental drivers across our business are strong and we remain confident in the long term.”

“We delivered healthy earnings despite unanticipated disruptions through strong pricing and disciplined spend management,” said Scott Herren, CFO of Cisco. “Our product backlog is well over $15 billion and product ARR and RPO again grew double digits. The continued progress in our business model transformation reflects the success of our strategy and underpins our long-term confidence.”

GAAP Results

	Q3 FY 2022	Q3 FY 2021	Vs. Q3 FY 2021
Revenue	$12.8 billion	$12.8 billion	—%
Net Income	$3.0 billion	$2.9 billion	6%
Diluted Earnings per Share (EPS)	$0.73	$0.68	7%

Non-GAAP Results

	Q3 FY 2022	Q3 FY 2021	Vs. Q3 FY 2021
Net Income	$3.6 billion	$3.5 billion	3%
EPS	$0.87	$0.83	5%

The third quarter of fiscal 2022 had 13 weeks compared with 14 weeks in the third quarter of fiscal 2021.

Reconciliations between net income, EPS, and other measures on a GAAP and non-GAAP basis are provided in the tables located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

Financial Summary

All comparative percentages are on a year-over-year basis unless otherwise noted.

Q3 FY 2022 Highlights

Revenue — Total revenue was flat at $12.8 billion, with product revenue up 3% and service revenue down 8%. Revenue by geographic segment was: Americas up 5%, EMEA down 6%, and APJC down 6%. Product revenue performance was led by growth in Secure, Agile Networks up 4%, Internet for the Future up 6%, End-to-End Security up 7%, and Optimized Application Experiences up 8%. Collaboration was down 7%.

The third quarter of fiscal 2022 had 13 weeks compared with 14 weeks in the third quarter of fiscal 2021. The total additional revenue associated with the extra week in the third quarter of fiscal 2021 was approximately 3% of revenue growth.

In March 2022, in connection with the Russian invasion of Ukraine, Cisco announced its intention to stop business operations in Russia and Belarus for the foreseeable future. The total negative impact to revenue was approximately $200 million in the third quarter of fiscal 2022. Historically, Russia, Belarus and Ukraine collectively, represented approximately 1% of our total revenue.

Gross Margin — On a GAAP basis, total gross margin, product gross margin, and service gross margin were 63.3%, 61.8%, and 67.3%, respectively, as compared with 63.9%, 62.6%, and 67.4%, respectively, in the third quarter of fiscal 2021.

On a non-GAAP basis, total gross margin, product gross margin, and service gross margin were 65.3%, 64.1%, and 68.9%, respectively, as compared with 66.0%, 64.9%, and 68.7%, respectively, in the third quarter of fiscal 2021.

Total gross margins by geographic segment were: 64.8% for the Americas, 65.9% for EMEA and 66.4% for APJC.

Operating Expenses — On a GAAP basis, operating expenses were $4.5 billion, down 4%, and were 35.1% of revenue. Non-GAAP operating expenses were $3.9 billion, down 5%, and were 30.7% of revenue.

Operating Income — GAAP operating income was $3.6 billion, up 4%, with GAAP operating margin of 28.1%. Non-GAAP operating income was $4.5 billion, up 4%, with non-GAAP operating margin at 34.7%.

Provision for Income Taxes — The GAAP tax provision rate was 19.9%. The non-GAAP tax provision rate was 19.0%.

Net Income and EPS — On a GAAP basis, net income was $3.0 billion, an increase of 6%, and EPS was $0.73, an increase of 7%. On a non-GAAP basis, net income was $3.6 billion, an increase of 3%, and EPS was $0.87, an increase of 5%.

Cash Flow from Operating Activities — $3.7 billion for the third quarter of fiscal 2022, a decrease of 6% compared with $3.9 billion for the third quarter of fiscal 2021.

Balance Sheet and Other Financial Highlights

Cash and Cash Equivalents and Investments — $20.1 billion at the end of the third quarter of fiscal 2022, compared with $24.5 billion at the end of fiscal 2021.

Remaining Performance Obligations (RPO) — $30.2 billion, up 7% in total, with 54% of this amount to be recognized as revenue over the next 12 months. Product RPO were up 13% and service RPO were up 3%.

Deferred Revenue — $22.3 billion, up 7% in total, with deferred product revenue up 13%. Deferred service revenue was up 2%.

Capital Allocation — In the third quarter of fiscal 2022, we returned $1.8 billion to stockholders through share buybacks and dividends. We declared and paid a cash dividend of $0.38 per common share, or $1.6 billion, and repurchased approximately 5 million shares of common stock under our stock repurchase program at an average price of $54.20 per share for an aggregate purchase price of $252 million. The remaining authorized amount for stock repurchases under the program is $17.6 billion with no termination date.

Acquisitions

In the third quarter of fiscal 2022, we closed the acquisition of Opsani, a privately held enterprise software company.

Guidance

Cisco expects to achieve the following results for the fourth quarter of fiscal 2022:

Q4 FY 2022
Revenue	(1)% - (5.5)% decline Y/Y
Non-GAAP gross margin rate	64% - 65%
Non-GAAP operating margin rate	31.5% - 33.5%
Non-GAAP EPS	$0.76 - $0.84

Cisco estimates that GAAP EPS will be $0.60 to $0.70 for the fourth quarter of fiscal 2022.

Cisco expects to achieve the following results for fiscal 2022:

FY 2022
Revenue	2% - 3% growth Y/Y
Non-GAAP EPS	$3.29 - $3.37

Cisco estimates that GAAP EPS will be $2.75 to $2.85 for fiscal 2022.

Our fiscal 2022 has 52 weeks compared with 53 weeks in fiscal 2021 which is reflected in the guidance.

Our Q4 FY 2022 and FY 2022 guidance assumes an effective tax provision rate of 19% for GAAP and non-GAAP results.

A reconciliation between the Guidance on a GAAP and non-GAAP basis is provided in the tables entitled “GAAP to non-GAAP Guidance” located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

Editor’s Notes:

•

Q3 fiscal year 2022 conference call to discuss Cisco’s results along with its guidance will be held on Wednesday, May 18, 2022 at 1:30 p.m. Pacific Time. Conference call number is 1-888-848-6507 (United States) or 1-212-519-0847 (international).

•

Conference call replay will be available from 4:00 p.m. Pacific Time, May 18, 2022 to 4:00 p.m. Pacific Time, May 25, 2022 at 1-800-388-4923 (United States) or 1-203-369-3800 (international). The replay will also be available via webcast on the Cisco Investor Relations website at https://investor.cisco.com.

•

Additional information regarding Cisco’s financials, as well as a webcast of the conference call with visuals designed to guide participants through the call, will be available at 1:30 p.m. Pacific Time, May 18, 2022. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The webcast will include both the prepared remarks and the question-and-answer session. This information, along with the GAAP to non-GAAP reconciliation information, will be available on the Cisco Investor Relations website at https://investor.cisco.com.

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30, 2022	May 1, 2021	April 30, 2022	May 1, 2021
REVENUE:
Product	$9,448	$9,139	$28,330	$26,298
Service	3,387	3,664	10,125	10,394

Total revenue	12,835	12,803	38,455	36,692

COST OF SALES:
Product	3,606	3,422	10,848	9,672
Service	1,108	1,196	3,384	3,470

Total cost of sales	4,714	4,618	14,232	13,142

GROSS MARGIN	8,121	8,185	24,223	23,550
OPERATING EXPENSES:
Research and development	1,708	1,697	5,092	4,836
Sales and marketing	2,209	2,317	6,736	6,811
General and administrative	517	603	1,612	1,631
Amortization of purchased intangible assets	77	61	240	136
Restructuring and other charges	—	42	8	878

Total operating expenses	4,511	4,720	13,688	14,292

OPERATING INCOME	3,610	3,465	10,535	9,258
Interest income	115	153	347	488
Interest expense	(90)	(111)	(267)	(336)
Other income (loss), net	166	84	446	117

Interest and other income (loss), net	191	126	526	269

INCOME BEFORE PROVISION FOR INCOME TAXES	3,801	3,591	11,061	9,527
Provision for income taxes	757	728	2,064	1,945

NET INCOME	$3,044	$2,863	$8,997	$7,582

Net income per share:
Basic	$0.73	$0.68	$2.15	$1.79

Diluted	$0.73	$0.68	$2.14	$1.79

Shares used in per-share calculation:
Basic	4,152	4,219	4,184	4,224

Diluted	4,170	4,238	4,204	4,237

CISCO SYSTEMS, INC.

REVENUE BY SEGMENT

(In millions, except percentages)

	April 30, 2022
	Three Months Ended		Nine Months Ended
	Amount	Y/Y%	Amount	Y/Y%
Revenue:
Americas	$7,638	5%	$22,344	4%
EMEA	3,271	(6)%	10,138	5%
APJC	1,926	(6)%	5,972	6%

Total	$12,835	—%	$38,455	5%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

GROSS MARGIN PERCENTAGE BY SEGMENT

(In percentages)

	April 30, 2022
	Three Months Ended	Nine Months Ended
Gross Margin Percentage:
Americas	64.8%	64.6%
EMEA	65.9%	65.7%
APJC	66.4%	65.9%

CISCO SYSTEMS, INC.

REVENUE FOR GROUPS OF SIMILAR PRODUCTS AND SERVICES

(In millions, except percentages)

	April 30, 2022
	Three Months Ended		Nine Months Ended
	Amount	Y/Y%	Amount	Y/Y%
Revenue:
Secure, Agile Networks	$5,869	4%	$17,735	7%
Internet for the Future	1,324	6%	4,021	29%
Collaboration	1,132	(7)%	3,308	(8)%
End-to-End Security	938	7%	2,716	6%
Optimized Application Experiences	183	8%	544	13%
Other Products	2	(58)%	7	(32)%

Total Product	9,448	3%	28,330	8%
Services	3,387	(8)%	10,125	(3)%

Total	$12,835	—%	$38,455	5%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	April 30, 2022	July 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$6,952	$9,175
Investments	13,156	15,343
Accounts receivable, net of allowance of $78 at April 30, 2022 and $109 at July 31, 2021	5,783	5,766
Inventories	2,231	1,559
Financing receivables, net	3,804	4,380
Other current assets	4,055	2,889

Total current assets	35,981	39,112
Property and equipment, net	2,046	2,338
Financing receivables, net	3,959	4,884
Goodwill	38,452	38,168
Purchased intangible assets, net	2,811	3,619
Deferred tax assets	4,276	4,360
Other assets	5,272	5,016

TOTAL ASSETS	$92,797	$97,497

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$1,000	$2,508
Accounts payable	2,289	2,362
Income taxes payable	852	801
Accrued compensation	3,032	3,818
Deferred revenue	12,249	12,148
Other current liabilities	4,728	4,620

Total current liabilities	24,150	26,257
Long-term debt	8,418	9,018
Income taxes payable	7,689	8,538
Deferred revenue	10,044	10,016
Other long-term liabilities	2,096	2,393

Total liabilities	52,397	56,222

Total equity	40,400	41,275

TOTAL LIABILITIES AND EQUITY	$92,797	$97,497

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Nine Months Ended
	April 30, 2022	May 1, 2021
Cash flows from operating activities:
Net income	$8,997	$7,582
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and other	1,527	1,373
Share-based compensation expense	1,407	1,337
Provision (benefit) for receivables	49	(4)
Deferred income taxes	(167)	(89)
(Gains) losses on divestitures, investments and other, net	(470)	(201)
Change in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	(134)	1,250
Inventories	(683)	(260)
Financing receivables	1,431	1,160
Other assets	(1,295)	(233)
Accounts payable	(54)	24
Income taxes, net	(730)	(828)
Accrued compensation	(730)	145
Deferred revenue	292	263
Other liabilities	109	(569)

Net cash provided by operating activities	9,549	10,950

Cash flows from investing activities:
Purchases of investments	(5,383)	(7,855)
Proceeds from sales of investments	2,488	2,724
Proceeds from maturities of investments	4,308	6,445
Acquisitions, net of cash and cash equivalents acquired and divestitures	(373)	(6,333)
Purchases of investments in privately held companies	(158)	(138)
Return of investments in privately held companies	149	96
Acquisition of property and equipment	(338)	(530)
Proceeds from sales of property and equipment	6	14
Other	(15)	(56)

Net cash provided by (used in) investing activities	684	(5,633)

Cash flows from financing activities:
Issuances of common stock	306	307
Repurchases of common stock - repurchase program	(5,347)	(2,096)
Shares repurchased for tax withholdings on vesting of restricted stock units	(546)	(419)
Short-term borrowings, original maturities of 90 days or less, net	9	—
Issuances of debt	1,049	—
Repayments of debt	(3,050)	(3,000)
Dividends paid	(4,657)	(4,601)
Other	(230)	39

Net cash used in financing activities	(12,466)	(9,770)

Net decrease in cash, cash equivalents, restricted cash and restricted cash equivalents	(2,233)	(4,453)
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	9,942	11,812

Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$7,709	$7,359

Supplemental cash flow information:
Cash paid for interest	$292	$377
Cash paid for income taxes, net	$2,960	$2,862

CISCO SYSTEMS, INC.

REMAINING PERFORMANCE OBLIGATIONS

(In millions, except percentages)

	April 30, 2022		January 29, 2022		May 1, 2021
	Amount	Y/Y%	Amount	Y/Y%	Amount	Y/Y%
Product	$13,416	13%	$13,532	16%	$11,903	15%
Service	16,789	3%	16,986	3%	16,235	7%

Total	$30,205	7%	$30,518	8%	$28,138	10%

We expect 54% of total RPO at April 30, 2022 will be recognized as revenue over the next 12 months.

CISCO SYSTEMS, INC.

DEFERRED REVENUE

(In millions)

	April 30, 2022	January 29, 2022	May 1, 2021
Deferred revenue:
Product	$9,835	$9,767	$8,698
Service	12,458	12,546	12,191

Total	$22,293	$22,313	$20,889

Reported as:
Current	$12,249	$12,268	$11,492
Noncurrent	10,044	10,045	9,397

Total	$22,293	$22,313	$20,889

CISCO SYSTEMS, INC.

DIVIDENDS PAID AND REPURCHASES OF COMMON STOCK

(In millions, except per-share amounts)

	DIVIDENDS		STOCK REPURCHASE PROGRAM			TOTAL
Quarter Ended	Per Share	Amount	Shares	Weighted- Average Price per Share	Amount	Amount
Fiscal 2022
April 30, 2022	$0.38	$1,555	5	$54.20	$252	$1,807
January 29, 2022	$0.37	$1,541	82	$58.36	$4,824	$6,365
October 30, 2021	$0.37	$1,561	5	$56.49	$256	$1,817
Fiscal 2021
July 31, 2021	$0.37	$1,562	15	$53.30	$791	$2,353
May 1, 2021	$0.37	$1,560	10	$48.71	$510	$2,070
January 23, 2021	$0.36	$1,521	19	$42.82	$801	$2,322
October 24, 2020	$0.36	$1,520	20	$40.44	$800	$2,320

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP TO NON-GAAP NET INCOME

(In millions)

	Three Months Ended		Nine Months Ended
	April 30, 2022	May 1, 2021	April 30, 2022	May 1, 2021
GAAP net income	$3,044	$2,863	$8,997	$7,582
Adjustments to cost of sales:
Share-based compensation expense	83	75	233	208
Amortization of acquisition-related intangible assets	176	184	571	499
Acquisition-related/divestiture costs	1	1	3	3
Russia-Ukraine war costs	5	—	5	—
Legal and indemnification settlements/charges	—	—	—	43

Total adjustments to GAAP cost of sales	265	260	812	753

Adjustments to operating expenses:
Share-based compensation expense	394	383	1,173	1,103
Amortization of acquisition-related intangible assets	92	61	255	136
Acquisition-related/divestiture costs	29	86	261	179
Russia-Ukraine war costs	62	—	62	—
Significant asset impairments and restructurings	—	42	8	878

Total adjustments to GAAP operating expenses	577	572	1,759	2,296

Adjustments to interest and other income (loss), net:
Acquisition-related/divestiture costs	—	6	—	4
(Gains) and losses on equity investments	(159)	(96)	(478)	(131)

Total adjustments to GAAP interest and other income (loss), net	(159)	(90)	(478)	(127)

Total adjustments to GAAP income before provision for income taxes	683	742	2,093	2,922

Income tax effect of non-GAAP adjustments	(95)	(95)	(435)	(503)
Significant tax matters	—	—	—	83

Total adjustments to GAAP provision for income taxes	(95)	(95)	(435)	(420)

Non-GAAP net income	$3,632	$3,510	$10,655	$10,084

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP TO NON-GAAP EPS

	Three Months Ended		Nine Months Ended
	April 30, 2022	May 1, 2021	April 30, 2022	May 1, 2021
GAAP EPS	$0.73	$0.68	$2.14	$1.79
Adjustments to GAAP:
Share-based compensation expense	0.11	0.11	0.33	0.31
Amortization of acquisition-related intangible assets	0.06	0.06	0.20	0.15
Acquisition-related/divestiture costs	0.01	0.02	0.06	0.04
Russia-Ukraine war costs	0.02	—	0.02	—
Legal and indemnification settlements/charges	—	—	—	0.01
Significant asset impairments and restructurings	—	0.01	—	0.21
(Gains) and losses on equity investments	(0.04)	(0.02)	(0.11)	(0.03)
Income tax effect of non-GAAP adjustments	(0.02)	(0.02)	(0.10)	(0.12)
Significant tax matters	—	—	—	0.02

Non-GAAP EPS	$0.87	$0.83	$2.53	$2.38

Amounts may not sum due to rounding.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, INTEREST AND OTHER INCOME (LOSS), NET,
AND NET INCOME

(In millions, except percentages)

	Three Months Ended
	April 30, 2022
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Interest and other income (loss), net	Net Income	Y/Y
GAAP amount	$5,842	$2,279	$8,121	$4,511	(4)%	$3,610	4%	$191	$3,044	6%
% of revenue	61.8%	67.3%	63.3%	35.1%		28.1%		1.5%	23.7%
Adjustments to GAAP amounts:
Share-based compensation expense	30	53	83	394		477		—	477
Amortization of acquisition-related intangible assets	176	—	176	92		268		—	268
Acquisition/divestiture-related costs	1	—	1	29		30		—	30
Russia-Ukraine war costs	4	1	5	62		67		—	67
(Gains) and losses on equity investments	—	—	—	—		—		(159)	(159)
Income tax effect/significant tax matters	—	—	—	—		—		—	(95)

Non-GAAP amount	$6,053	$2,333	$8,386	$3,934	(5)%	$4,452	4%	$32	$3,632	3%

% of revenue	64.1%	68.9%	65.3%	30.7%		34.7%		0.2%	28.3%

	Three Months Ended
	May 1, 2021
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Interest and other income (loss), net	Net Income
GAAP amount	$5,717	$2,468	$8,185	$4,720	$3,465	$126	$2,863
% of revenue	62.6%	67.4%	63.9%	36.9%	27.1%	1.0%	22.4%
Adjustments to GAAP amounts:
Share-based compensation expense	26	49	75	383	458	—	458
Amortization of acquisition-related intangible assets	184	—	184	61	245	—	245
Acquisition/divestiture-related costs	1	—	1	86	87	6	93
Significant asset impairments and restructurings	—	—	—	42	42	—	42
(Gains) and losses on equity investments	—	—	—	—	—	(96)	(96)
Income tax effect/significant tax matters	—	—	—	—	—	—	(95)

Non-GAAP amount	$5,928	$2,517	$8,445	$4,148	$4,297	$36	$3,510

% of revenue	64.9%	68.7%	66.0%	32.4%	33.6%	0.3%	27.4%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, INTEREST AND OTHER INCOME (LOSS), NET,

AND NET INCOME

(In millions, except percentages)

	Nine Months Ended
	April 30, 2022
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Interest and other income (loss), net	Net Income	Y/Y
GAAP amount	$17,482	$6,741	$24,223	$13,688	(4)%	$10,535	14%	$526	$8,997	19%
% of revenue	61.7%	66.6%	63.0%	35.6%		27.4%		1.4%	23.4%
Adjustments to GAAP amounts:
Share-based compensation expense	84	149	233	1,173		1,406		—	1,406
Amortization of acquisition-related intangible assets	571	—	571	255		826		—	826
Acquisition/divestiture-related costs	3	—	3	261		264		—	264
Russia-Ukraine war costs	4	1	5	62		67		—	67
Significant asset impairments and restructurings	—	—	—	8		8		—	8
(Gains) and losses on equity investments	—	—	—	—		—		(478)	(478)
Income tax effect/significant tax matters	—	—	—	—		—		—	(435)

Non-GAAP amount	$18,144	$6,891	$25,035	$11,929	(1)%	$13,106	6%	$48	$10,655	6%

% of revenue	64.0%	68.1%	65.1%	31.0%		34.1%		0.1%	27.7%

	Nine Months Ended
	May 1, 2021
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Interest and other income (loss), net	Net Income
GAAP amount	$16,626	$6,924	$23,550	$14,292	$9,258	$269	$7,582
% of revenue	63.2%	66.6%	64.2%	39.0%	25.2%	0.7%	20.7%
Adjustments to GAAP amounts:
Share-based compensation expense	75	133	208	1,103	1,311	—	1,311
Amortization of acquisition-related intangible assets	499	—	499	136	635	—	635
Acquisition/divestiture-related costs	2	1	3	179	182	4	186
Legal and indemnification settlements/charges	43	—	43	—	43	—	43
Significant asset impairments and restructurings	—	—	—	878	878	—	878
(Gains) and losses on equity investments	—	—	—	—	—	(131)	(131)
Income tax effect/significant tax matters	—	—	—	—	—	—	(420)

Non-GAAP amount	$17,245	$7,058	$24,303	$11,996	$12,307	$142	$10,084

% of revenue	65.6%	67.9%	66.2%	32.7%	33.5%	0.4%	27.5%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

EFFECTIVE TAX RATE

(In percentages)

	Three Months Ended		Nine Months Ended
	April 30, 2022	May 1, 2021	April 30, 2022	May 1, 2021
GAAP effective tax rate	19.9%	20.3%	18.7%	20.4%
Total adjustments to GAAP provision for income taxes	(0.9)%	(1.3)%	0.3%	(1.4)%

Non-GAAP effective tax rate	19.0%	19.0%	19.0%	19.0%

GAAP TO NON-GAAP GUIDANCE

Q4 FY 2022	Gross Margin Rate	Operating Margin Rate	Earnings per Share (1)
GAAP	62% - 63%	25% - 27%	$0.60 - $0.70
Estimated adjustments for:
Share-based compensation expense	0.5%	4.0%	$0.08 - $0.09
Amortization of acquisition-related intangible assets and acquisition/divestiture-related costs	1.5%	2.5%	$0.06 - $0.07

Non-GAAP	64% - 65%	31.5% - 33.5%	$0.76 - $0.84

FY 2022	Earnings per Share (1)
GAAP	$2.75 - $2.85
Estimated adjustments for:
Share-based compensation expense	$0.33 - $0.34
Amortization of acquisition-related intangible assets and acquisition/divestiture-related costs	$0.27 - $0.28
Russia-Ukraine war costs	$0.01
(Gains) and losses on equity investments	($0.09)

Non-GAAP	$3.29 - $3.37

(1)	Estimated adjustments to GAAP earnings per share are shown after income tax effects.

Except as noted above, this guidance does not include the effects of any future acquisitions/divestitures, asset impairments, Russia-Ukraine war costs, restructurings, (gains) and losses on equity investments and significant tax matters or other events, which may or may not be significant unless specifically stated.

Forward Looking Statements, Non-GAAP Information and Additional Information

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (such as our ability to manage through ongoing supply constraints, the success of our strategy and confidence in our long-term growth, the fundamental drivers across our business being strong, the strong demand resulting in record backlogs, our business transformation shifting to more software and subscriptions, and our strategic investments in innovation to capitalize on significant growth opportunities and expanding addressable markets) and the future financial performance of Cisco (including the guidance for Q4 FY 2022 and full year FY 2022) that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: the impact of the COVID-19 pandemic and related public health measures; business and economic conditions and growth trends in the networking industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth and evolution of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market and other customer markets; the return on our investments in certain priorities, key growth areas, and in certain geographical locations, as well as maintaining leadership in Secure, Agile Networks and services; the timing of orders and manufacturing and customer lead times; significant supply constraints; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; our ability to achieve expected benefits of our partnerships; increased competition in our product and service markets, including the data center market; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, other intellectual property, antitrust, stockholder and other matters, and governmental investigations; our ability to achieve the benefits of restructurings and possible changes in the size and timing of related charges; cyber-attacks, data breaches or malware; vulnerabilities and critical security defects; terrorism; natural catastrophic events (including as a result of global climate change); any other pandemic or epidemic; our ability to achieve the benefits anticipated from our investments in sales, engineering, service, marketing and manufacturing activities; our ability to recruit and retain key personnel; our ability to manage financial risk, and to manage expenses during economic downturns; risks related to the global nature of our operations, including our operations in emerging markets; currency fluctuations and other international factors; changes in provision for income taxes, including changes in tax laws and regulations or adverse outcomes resulting from examinations of our income tax returns; potential volatility in operating results; and other factors listed in Cisco’s most recent reports on Forms 10-Q and 10-K filed on February 22, 2022 and September 9, 2021, respectively. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. Cisco’s results of operations for the three and nine months ended April 30, 2022 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP net income, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP operating income and margin, non-GAAP effective tax rates, non-GAAP interest and other income (loss), net, and non-GAAP net income per share data for the periods presented. It also includes future estimated ranges for gross margin, operating margin, tax provision rate and EPS on a non-GAAP basis.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations.

For its internal budgeting process, Cisco’s management uses financial statements that do not include, when applicable, share-based compensation expense, amortization of acquisition-related intangible assets, acquisition-related/divestiture costs, significant asset impairments and restructurings, significant litigation settlements and other contingencies, Russia-Ukraine war costs, gains and losses on equity investments, the income tax effects of the foregoing and significant tax matters. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco. In prior periods, Cisco has excluded other items that it no longer excludes for purposes of its non-GAAP financial measures. From time to time in the future there may be other items that Cisco may exclude for purposes of its internal budgeting process and in reviewing its financial results. For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

Annualized Recurring Revenue represents the annualized revenue run-rate of active subscriptions, term licenses, and maintenance contracts at the end of a reporting period, net of rebates to customers and partners as well as certain other revenue adjustments. Includes both revenue recognized ratably as well as upfront on an annualized basis.

About Cisco

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